Exhibit 5.1
September 8, 2009
United Western Bancorp, Inc.
700 17th Street
Suite 2100
Denver, Colorado 80202

Re:	Registration Statement on Form S-1
Ladies and Gentlemen:
          As legal counsel to United Western Bancorp, Inc., a Colorado corporation (the “Company”), we have assisted in the preparation of the Company’s Registration Statement on Form S-1, Registration No. 333-161189 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) by the Company under the Securities Act of 1933, as amended (the “Act”), relating to shares of common stock, par value $0.0001 per share, of the Company (the “Shares”). The facts, as we understand them, are set forth in the Registration Statement.
          With respect to the opinions set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:
A.	The Articles of Incorporation of the Company, as amended to date;

B.	The Bylaws of the Company, as amended to date;

C.	The Registration Statement; and

D.	The resolutions of the Board of Directors of the Company relating to the approval of the filing of the Registration Statement and transactions in connection therewith.
          In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of originals or such latter documents.
          As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or
GREENBERG TRAURIG, LLP ▪ ATTORNEYS AT LAW ▪ WWW.GTLAW.COM

United Western Bancorp, Inc.
September 8, 2009

directors of the Company, without independently verifying the accuracy of such documents, records, and instruments.
          Based solely upon and subject to the foregoing, and subject to the assumptions, limitations, and qualifications stated herein, we are of the opinion that the Shares will be validly issued, fully paid, and non-assessable, when (a) the Registration Statement as then amended shall have been declared effective by the Commission, (b) the Underwriting Agreement shall have been duly executed and delivered, and (c) the Shares shall have been duly issued, executed, authenticated, delivered, paid for, and sold by the Company.
          Although we have acted as counsel to the Company, our engagement is limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company in connection with which we have not been consulted and have not represented the Company. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.
          We are qualified to practice law in the state of Colorado, and we do not purport to be experts on the law of any other jurisdiction other than the state of Colorado; the federal laws of the United States of America; and the Colorado Business Corporation Act, including the statutory provisions, all applicable provisions of the Colorado Constitution, and the reported judicial cases interpreting those laws currently in effect. We do not express any opinion herein concerning any law other than the laws of the state of Colorado; the federal laws of the United States; and the Colorado Business Corporation Act, including the statutory provisions, all applicable provisions of the Colorado Constitution, and the reported judicial cases interpreting those laws currently in effect. We express no opinion and make no representation with respect to the law of any other jurisdiction.
          This opinion is being furnished to the Company solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be reprinted, reproduced, or distributed to, relied upon for any other purpose beyond the matters expressly stated herein by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.
          We hereby expressly consent to (i) any reference to our firm in the Registration Statement, in any registration statement filed pursuant to Rule 462(b) under the Act for this same offering, and in any prospectus supplement filed pursuant to Rule 424 under the Act for this same offering; (ii) the inclusion of this opinion as an exhibit to the Registration Statement and the incorporation by reference into any such additional

United Western Bancorp, Inc.
September 8, 2009

registration statement; and (iii) the filing of this opinion with any other appropriate governmental agency. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Act or within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,
/s/ Greenberg Traurig, LLP